SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) March 9, 2004
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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                            Pacific Technology, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                           000-33487                        33-0954381
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(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)


26586 Guadiana, Mission Viejo, California                                 92691
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (866)571-6198
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                   (Former name, if changed since last report)

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          (Former name or former address, if changed since last report)

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           (Registrant's Former Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS.


         On March 9, 2004, the Registrant signed a binding term sheet (the "Term Sheet") outlining the acquisition of Iempower, Inc. and all of its subsidiaries including, but not limited to, MyRichUncle, Inc. ("IEM") a privately-held originator of student loans.


         The consummation of the transaction is contingent on a number of factors, including but not limited to, the completion of due diligence and the execution of a definitive agreement. There can be no assurance that the merger will be consummated or, if consummated, that it will be consummated on the terms set forth in the Term Sheet.


         The Registrant hopes that this transaction will increase the value of its common stock to its shareholders. However, there is no guarantee that the Registrant will be able to consummate the transaction with IEM or that, if consummated, such transaction will increase the value of its common stock. The Registrant intends to continue its business of distributing and selling optical storage items such as CD-R and DVD-R products and accessories until such time as the transaction with IEM is consummated.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Pacific Technology, Inc.


March 11, 2004                  By:    /s/ Roderick Cabahug
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                                           Roderick Cabahug, President






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